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                                                                   EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports dated May 6, 1996, accompanying the consolidated financial statements and schedule of Kent Electronics Corporation and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended March 30, 1996, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.



GRANT THORNTON LLP



Houston, Texas
January 23, 1997